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                                                       Exhibit 21

                        AMOCO CORPORATION

                        _________________

                 SUBSIDIARIES OF THE REGISTRANT
                      AT December 31, 1997

                                                      Organized
                                                      Under
                     Company (1)                      Laws of

Amoco Canada Petroleum Company Ltd..................  Canada
  ACP (Malaysia), Inc...............................  Delaware
    Amoco Chemical (Malaysia) Sdn Bhd...............  Malaysia
  Amoco Canada Hydrocarbons Ltd.....................  Canada
  Amoco Canada Marketing Corp.......................  Delaware
  Amoco Canada Resources Ltd........................  Canada
  Dome Petroleum Corp. (U.S.).......................  North Dakota
    Dome Pipeline Corporation (U.S.)................  Delaware
Amoco Company.......................................  Delaware
  Amoco Chemical Company............................  Delaware
    Amoco Chemical Holding Company..................  Delaware
    Amoco Chemical Belgium N.V......................  Belgium
    Amoco Chemical Indonesia Limited................  Delaware
    Amoco Chemical Malaysia Holding .Co.............  Delaware
    Amoco Chemical Singapore Holding .Co............  Delaware
      Plaskon Electronic Materials, Ltd.............  Bermuda
    Amoco Chemical Singapore Limited................  Delaware
    Amoco Chemicals Pty. Limited....................  Australia
    Amoco do Brasil Ltda............................  Brazil
    Amoco Fabrics and Fibers Company................  Delaware
      Amoco Nisseki CLAF, Inc. (A)..................  Delaware
    Amoco Fabrics and Fibers Ltd....................  Canada
    Amoco International Finance Corporatin..........  Delaware
      A. G. International Chemical Company Inc.(A)..  Japan
      Amoco Chemical Asia Pacific Limited...........  Hong Kong
    Amoco Olefins Corporation.......................  Delaware
    Amoco Polymers, Inc.............................  Delaware
    Amoco Remediation Management Services Company...  Delaware
    China American Petrochemical Co., Ltd. (A)......  Taiwan
    Samsung Petrochemical Co., Ltd. (A).............  Korea
  Amoco Leasing Corporation.........................  Delaware
    Amoco Tax Leasing X Corporation.................  Delaware
  Amoco Research Corporation........................  Delaware
    Amoco Research Operating Company................  Delaware
  Amoco Oil Company.................................  Maryland
    Amoco Environmental Services Company............  Virginia

                                                      Organized
                                                      Under
                     Company (1)                      Laws of
    Amoco Oil Holding Company.......................  Delaware
      Amoco Corporate Development Company (Latin
        America)....................................  Delaware
        Amoco Mexico Holding Company S.A. de C.V....  Mexico
          Amoco Fabrics and Fibers de Mexico
            S.A. de C.V.............................  Mexico
      Amoco Sulfur Recovery Company.................  Delaware
    Amoco Marketing Environmental Services Company..  Nevada
  Amoco Pipeline Company............................  Maine
    Amoco Pipeline Holding Company..................  Delaware
  Amoco Production Company..........................  Delaware
    Amoco Caspian Sea Petroleum Company.............  Delaware
      Amoco Caspian Sea Petroleum Limited...........  British
                                                      Virgin
                                                      Islands
    Amoco Colombia Petroleum Company................  Delaware
      Amoco D.T. Company............................  Delaware
    Amoco Egypt Gas Company.........................  Delaware
    Amoco Egypt Oil Company.........................  Delaware
      Gulf of Suez Petroleum Company (A)............  Egypt
    Amoco Energy Trading Corporation................  Delaware
    Amoco Eurasia Petroleum Company.................  Delaware
    Amoco Europe Limited............................  England
      Amoco (U.K.) Exploration Company..............  Delaware
    Amoco International Petroleum Company...........  Delaware
      Amoco Argentina Oil Company...................  Delaware
        Pan American Energy LLC.(A).................  Delaware
      Amoco Trinidad Oil Company....................  Delaware
    Amoco Netherlands Petroleum Company.............  Delaware
      Amoco Bolivia Oil and Gas Atkiebolag..........  Sweden
        Empresa Petrolera Chaco S.A.(A).............  Bolivia
      Amoco Netherlands, B.V........................  Delaware
        Amoco Trinidad (LNG) B.V....................  Netherlands
    Amoco Nigeria Petroleum Company.................  Delaware
    Amoco Norway Oil Company........................  Delaware
    Amoco Ob River Petroleum Company................  Delaware
    Amoco Orient Petroleum Company..................  Delaware
    Amoco Overseas Exploration Company..............  Delaware
    Amoco Sharjah LPG Company.......................  Delaware
    Amoco Sharjah Oil Company.......................  Delaware
    Amoco Supply and Trading Company................  Delaware
    Amoco Trinidad Power Resources Corporation......  Delaware
    Amoco Venezuela Petroleum Company...............  Delaware

                                                      Organized
                                                      Under
                     Company (1)                      Laws of
    Amoco X.T. Company..............................  Delaware
      Altura Energy Ltd.............................  Texas
    Amoco Y.M. Company..............................  Delaware
      Crescendo Resources, L.P.(A)..................  Delaware
    Coastwise Trading Company, Inc..................  Delaware
      Coastwise Guaranty Company....................  Delaware
    TOC--Rocky Mountains Inc........................  Delaware
      Amoco Y.T. Company............................  Delaware
  Amoco Properties Incorporated.....................  Delaware
Amoco Chemical (Europe) S.A.........................  Delaware
  Amoco Chemical U.K. Limited.......................  England
    Amoco Fabrics (U.K.) Limited....................  England
  Amoco Holding GmbH................................  Germany
    Amoco Deutschland GmbH..........................  Germany
    Amoco Fabrics Europe B.V........................  Netherlands
Amoco Technology Company............................  Delaware
  Vysis, Inc........................................  Delaware
  Amoco Solar Holding Company.......................  Delaware
    Amoco/Enron Solar (A)...........................  Delaware
AmProp Finance Company..............................  Indiana
AmProp, Inc.........................................  Delaware
 (1) Three hundred subsidiaries and thirty-six 50% or less owned companies accounted for by the equity method are not named. Such subsidiaries and affiliate companies, considered in the aggregate, do not constitute a significant subsidiary.
     (A) Represents holdings between 10% and 50% inclusive.
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